Exhibit 3.9

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby certify that

CERTIFICATE OF INCORPORATION

of

DESTICON GAS LIQUIDS, INC.

a Washington Profit corporation, was/were filed for record in this office on the date indicated below.

Corporation Number: 601 203 613	Date: September 25, 1989

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

/s/ Ralph Munro
Ralph Munro, Secretary of State 2–417863–4

SSF 86

FILED SEP 25 1989 SECRETARY OF STATE STATE OF WASHINGTON

ARTICLES OF INCORPORATION

OF

DESTICON GAS LIQUIDS, INC.

These presents WITNESSETH:

LPM&M Corporate Services, Inc., a Washington corporation, acting as incorporator of a corporation under the laws of the State of Washington, adopts the following Articles of Incorporation for this corporation:

ARTICLE I

The name of the corporation is Desticon Gas Liquids, Inc.

ARTICLE II

The period of duration of the corporation is perpetual.

ARTICLE III

The purpose of the corporation is the transaction of any or all lawful business for which corporations may be incorporated under Title 23A RCW.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of Common Stock, without par value.

Capital Stock may be issued by the corporation from time to time for such consideration, including without limitation cash, promissory notes, services performed, contracts for services to be performed or any other tangible or intangible property, as may be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or formula or method by which the price will be determined, except in transactions that do not require consideration under Title 23A RCW.

ARTICLE V

The address of the initial registered office of the corporation is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338, and the name of its initial registered agent at that address is LPM&M Corporate Services, Inc.

ARTICLE VI

The number of Directors constituting the initial Board of Directors of the corporation is three (3). Thereafter the number of Directors will be as may from time to time be specified in the Bylaws. The persons who are to serve as Directors until the first annual meeting of shareholders and until their respective successors have been elected and qualified, unless earlier removed in accordance with law, are:

Name	Address

Jade M. Stevenson	11115 Olson Road
Surrey, B.C. V3V 7V2
Canada

Cecil W. Clarke	11115 Olson Road
Surrey, B.C. V3V 7V2
Canada

Lorne H. Hepperle	11115 Olson Road
Surrey, B.C. V3V 7V2
Canada

ARTICLE VII

The power to adopt, alter, amend or repeal the Bylaws or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE VIII

The corporation reserves the right to amend, change or repeal any provision of these Articles of Incorporation in the manner now or later prescribed by law, and all rights conferred upon shareholders herein are subject to this reserved power. Any contract, transaction, or act of the corporation or of the Directors or of any officer of the corporation which is ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting or any special meeting called for that purpose, will insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.

ARTICLE IX

The incorporator is LPM&M Corporate Services, Inc., a Washington corporation, whose address is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338.

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ARTICLE X

The shareholders will not be entitled to cumulate their votes at any election of Directors.

The shareholders will not have preemptive rights to acquire additional shares or securities convertible into shares offered for sale or otherwise issued by the corporation.

ARTICLE XI

Any transaction that is fair to the corporation at the time it is authorized, approved or ratified will be valid, and none of the following is grounds for either invalidating the transaction or imposing liability on any shareholder, Director or officer: (a) the fact that a shareholder, Director or officer had a direct or indirect interest in the transaction, (b) the fact that any entity (in which any shareholder, Director or officer of the corporation has any financial or other interest or of which any shareholder, Director or officer is a general partner, shareholder, director, officer, employee, member or trustee) is a party to or has a direct or indirect interest in the transaction, (c) the participation or presence of or vote cast by a shareholder, Director or officer with a direct or indirect interest in the transaction (for quorum or authorization, approval or ratification or other purpose), (d) the participation or presence or vote or counting (for quorum or authorization, approval or ratification or other purpose) of shares owned by or voted under the control of a shareholder, Director or officer with a direct or indirect interest in the transaction or owned by or voted under the control of an entity that is a party to or has a direct or indirect interest in the transaction or in which such a shareholder, Director or officer has any financial or other interest or of which such a shareholder, Director or officer is a general partner, shareholder, director, officer, employee, member or trustee, or (e) any combination of any of (a), (b), (c) and (d) above.

ARTICLE XII

Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23A.08.450, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when this Article becomes effective. If after this Article becomes

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effective the Washington Business Corporation Act is amended to permit further elimination or limitation of liability of a director, then, upon the effective date of the amendment and without further act, the liability of a director shall be additionally eliminated and limited to such further extent. No amendment or repeal of these Articles of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

ARTICLE XIII

Each person (including a person’s personal representative) who was or is, or was or is threatened to be made, a party to or witness in any threatened, pending or completed proceeding of any kind (whether civil, criminal, administrative, investigative, or by or in the right of the corporation or any predecessor, or a suit to adjudicate such person’s right to indemnity, or otherwise) by reason of being or having been a director or officer of the corporation or any predecessor (including service at the request of the corporation or any predecessor in any relationship or capacity whatsoever to or for any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust or other private or governmental entity, agency, board, commission or other unit whatsoever), referred to herein as “Indemnitee,” shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the Washington Business Corporation Act against all direct and indirect expense, liability and loss (including but not limited to attorneys fees and costs, judgments, fines, taxes, penalties and other adverse effects and amounts paid in settlement, and advances of expenses as incurred whether or not prior to final disposition of the proceeding including attorneys fees and costs) actually incurred or suffered by the Indemnitee in connection with the proceeding. If requested by the Indemnitee, determination of the right to indemnity and amount of indemnity shall be made by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal); a court determination shall supersede any determination made in accordance with RCW 23A.08.025 (6). Each Indemnitee is presumed to be entitled to full indemnity; the corporation has the burden of proof to overcome this presumption. This presumption shall not be overcome by any determination or lack of determination in accordance with RCW 23A.08.025 (6) or by adjudication of liability under RCW 23A.08.025 (4) or, of itself, by termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent. The indemnification granted in this Article is a contract right and inures to the benefit of the Indemnitee’s spouse, heirs and personal representatives. The

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indemnification rights granted in this Article are not exclusive of any other rights any person may have or acquire under any statute, common law, provision of the Articles of Incorporation or Bylaws of the corporation, agreement, vote of shareholders or disinterested directors, or otherwise. The indemnification rights granted in this Article may not be reduced by any amendment or repeal of this Article or of the Washington Business Corporation Act with respect to any right any person may have immediately prior to the amendment or repeal. The corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles on September 21, 1989.

LPM&M Corporate Services, Inc.

By	/s/ Evan O. Thomas, III
Evan O. Thomas, III,
Vice President

REGISTERED AGENT CONSENT:

The undersigned consents to appointment as registered agent of the corporation named above.

DATED:	September 21, 1989.
LPM&M Corporate Services, Inc.

		By	/s/ Evan O. Thomas, III
Evan O. Thomas, III,
Vice President

Address:

1420 Fifth Avenue
Suite 4100
Seattle, Washington
98101-2338

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STATE of WASHINGTON SECRETARY of STATE

CORPORATE NAME:

DESTICON GAS LIQUIDS, INC.

% LPM&M CORPORATE SERVICES INC

1420 5TH AVE STE 4100

SEATTLE         WA 981012338

CORPORATION NUMBER 24178634

CERTIFICATE OF

ADMINISTRATIVE DISSOLUTION

IN ACCORDANCE WITH R.C.W. 23A.28.125, THE ABOVE CORPORATION IS HEREBY ADMINISTRATIVELY DISSOLVED AS OF 12/24/90.

THIS ACTION WAS TAKEN DUE TO THE FAILURE OF THE CORPORATION TO FILE AN ANNUAL LIST OF OFFICERS/LICENSE RENEWAL WITHIN THE TIME SET FORTH BY LAW.

A copy of this Certificate is on file in this office.

CORPORATIONS DIVISION

505 EAST UNION AVENUE (PM-21)

OLYMPIA, WA.   98504

(206) 753-7115

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

/s/ Ralph Munro
Ralph Munro, Secretary of State

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF REINSTATEMENT

to

DESTICON GAS LIQUIDS, INC.

a Washington Profit corporation. An Application for Reinstatement was approved and filed for record in this office as of the date indicated below:

U.B.I. Number: 601 203 613	Date: June 25, 1991

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol

/s/ Ralph Munro
Ralph Munro, Secretary of State 2–417863–4

SSF 8 (9/89)

CORPORATE REINSTATEMENT RENEWAL

Ralph Munro, Secretary of State

Corporations Division

505 E Union Avenue

Olympia, Washington 98504

12/31/90 DW

Corporate #	Trans	State	Cat	Amt Rec’d	Date Rec’d	By
24178634	LIX	WA	REG

Corporate Name/Registered Agent

DESTICON GAS LIQUIDS, INC. % LPM&M corporate Services Inc 1420 5th Ave STE 4100 Seattle, WA 981012338	FILED STATE OF WASHINGTON JUN 25 1991 RALPH MUNRO SECRETARY OF STATE

RENEWAL PERIOD	LICENSE FEE	U.T.C. CREDIT*	PENALTY	TOTAL
10/1/9.0-9/30/91	60.00		12.50	72.50

* Credit for fees paid to Washington State Utilities & Transportation Commission may be deducted from license fee for each respective year only.	SUB-TOTAL	72.50
	REINSTATEMENT	50.00
Insert U.T.C. Permit #	TOTAL	122.50

ANNUAL REPORT	FILL IN ALL SPACES	PLEASE TYPE OR PRINT CLEARLY

Address of principal place of business in WA P.O. Box 1015, Point Roberts, WA, 98281-1015	Telephone # of corporation (604) 943-6765

Nature of business in WA Gas liquids load and reload facility

NAME and ADDRESS (complete physical location) of each officer and director.

PRESIDENT	Lorne Hepperle c/o P.O. Box 1015, Pt. Roberts, WA, 98281

VICE PRES	none

SECRETARY	Eleanor Hepperle (same as above)

TREASURER	David T. Fung (same as above)

DIRECTORS	Lorne Hepperle (same as above)

Y.B. Lee (same as above)
(Attach list of additional directors, if any)
Eleanor Hepperle name as above)

FOREIGN CORPORATIONS:

Address of principal office, wherever located	State or country of incorporation

/s/ Eleanor Hepperle, Secretary
Signature of officer (Pres., V.Pres., Sec., or Treas.)

ssf 52 (R 5/87)

Office of Secretary of State

State of Washington

APPLICATION OF DOMESTIC CORPORATION FOR REINSTATEMENT	FILED STATE OF WASHINGTON JUN 25 1991 RALPH MUNRO SECRETARY OF STATE

1.               The corporate name at the time of dissolution was:

(Name shown below meets the requirements of RCW23B.04.010)

DESTICON GAS LIQUIDS, INC.

2.               The effective date of its administrative dissolution was: Dec 24, 1990.

3.               The name of the corporation shall be changed to: Not applicable

(To be completed in the event name on Line 1 is unavailable.)

4.               The name of the corporation’s Registered Agent residing in the State of Washington is: LPM&M Corporate Services, Inc.  **

5.               The corporation’s Registered office address (which must be identical to that of the Registered Agent) in Washington is:

LPM&M Corporate Services, Inc., care of Bruce P. Weiland, Vice Pres. Lane Powell Spears Lubersky, 1420 Fifth Ave., Ste.4100, Seattle, Washington, 98101, (206) 223-7000.

6.               The post office box, if any, to be used in conjunction with, and located in the same city as, the Registered Office address above is: NONE

7.               The following is an explanation to show that the grounds for Administrative Dissolution either did not exist or have been eliminated: [Check of complete applicable statement(s).]

☒                    The license fees are hereby tendered.

☒                    The annual report (list of officers & directors) has been completed and is hereby submitted for filing.

☐                      The Registered Agent and Registered Office address in washington have been designated herein.(If the agent named is ** other than the agent at the time of dissolution, CONSENT form, signed by the “new” agent must be attached hereto.)

6/20/91	/s/ Eleanor Hepperle, Secretary
(date)	(Signature & title of person authorized to sign for the corporation. Chairperson of Board of directors or an officer of the corporation)

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

DESTICON GAS LIQUIDS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

Changing name to LINK PETROLEUM, INC.

U.B.I. Number: 601 203 613	Date: November 30, 1994

Given under my hand and the seal of the State of Washington, at Olympia, the State Capital

/s/ Ralph Munro
Ralph Munro, Secretary of State

ssf 58 (5/91)	2–417863–4

FILED
STATE OF WASHINGTON
ARTICLES OF AMENDMENT TO	NOV 30 1994
THE ARTICLES OF INCORPORATION OF	RALPH MUNRO
DESTICON GAS LIQUIDS, INC.	SECRETARY OF STATE

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation’s Articles of Incorporation.

1.       The name of the corporation is DESTICON GAS LIQUIDS, INC.

2.       The text of the amendment as adopted is as follows:

Article I of the Articles of Incorporation shall be amended to read as follows:

ARTICLE I

The name of the corporation is LINK PETROLEUM, INC.

3.       The amendment does not provide for any exchange, reclassification, or cancellation of any of the issued and outstanding shares of the corporation.

4.       The date of adoption of this amendment was October 17, 1994, on which day this amendment was duly approved by the shareholder in accordance with the provisions of the Washington Business Corporation Act. (RCW 23B.010.030 and RCW 23B.010.040.

5.       This amendment will be effective upon filing.

DATED as of October 17, 1994
DESTICON GAS LIQUIDS, INC.

	By:	/s/ David Fung
David Fung, President

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